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                                                                       EXHIBIT 5

                                 August 18, 1997

Titan International, Inc.
2701 Spruce Street
Quincy, Illinois  62301

Re: Registration Statement on Form S-3
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Ladies and Gentlemen:

In connection with the Registration Statement on Form S-3 (the "Registration Statement") filed by Titan International, Inc., an Illinois corporation (the "Company"), with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations promulgated thereunder (the "Rules") on or about the date hereof, I have been requested to render my opinion as to the legality of the shares of Common Stock, no par value (the "Common Stock"), of the Company to be registered thereunder.

In connection with this opinion, I have examined (i) an original, photocopy or conformed copy of the Registration Statement, (ii) an original, photocopy or conformed copy of the Company's 1994 Non-Employee Director Stock Option Plan and 1993 Stock Incentive Plan, (iii) the Restated Certificate of Incorporation and the By-laws of the Company, each as amended to date, and (iv) records of certain of the Company's corporate proceedings relating, among other things, to the proposed issuance and sale of the Common Stock. In addition, I have made such other examinations of law and fact as I have considered necessary in order to form a basis for the opinion hereinafter expressed. In my examination of documents, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic, reproduced or conformed copies, the authenticity of all such latter documents and the legal capacity of all individuals who have executed any of the documents. As to certain matters of fact, I have relied on representations, statements or certificates of officers of the Company.

Based on the foregoing, I am of the opinion that when issued and duly authorized, and when issued and delivered by the Company and paid for upon exercise of options granted under the Plans, the Common Stock issued upon any such exercise will be validly issued, fully paid and non-assessable.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the heading "Legal Matters" in the Prospectus. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required by the Act or the Rules.

                                      Very truly yours,



                                      Cheri T. Holley, Esquire